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                                   EXHIBIT 5.1


                       [Jackson Walker L.L.P. Letterhead]




                                  July 30, 1999


Pentegra Dental Group, Inc.
2999 N. 44th Street
Suite 650
Phoenix, Arizona  85018

      Re:   Registration Statement on Form S-8 of Pentegra Dental Group, Inc.

Gentlemen:

      We are acting as counsel for Pentegra Dental Group, Inc., a Delaware corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended (the "Act"), of the offering and sale of up to 29,676 shares of the Company's Common Stock, par value $0.01 per share (the "Shares"), which Shares are issuable upon the exercise of options ("Options") granted or to be granted from time to time to eligible persons pursuant to the provisions of the Omega Orthodontics Incentive Stock Plan (the "Plan"). A Registration Statement on Form S-8 covering the offering and sale of the Shares (the "Registration Statement") is expected to be filed with the Securities and Exchange Commission (the "Commission") on or about the date hereof.

      In reaching the conclusions expressed in this opinion we have examined and relied on such documents, corporate records and other instruments, including certificates of public officials and certificates of officers of the Company, and made such further investigation and inquiry as we have deemed necessary to reach the opinions expressed herein. In making the foregoing examinations, we have assumed the genuineness of all signatures on original documents, the authenticity, accuracy and completeness of all documents submitted to us as originals and the conformity to original documents of all copies submitted to us.

      Based solely upon the foregoing, subject to the comments and exceptions hereinafter stated, it is our opinion that the Shares, when issued upon exercise of Options in accordance with the terms of the Plan, will be validly and legally issued, fully paid and nonassessable.

      We express no opinion as to the laws of any jurisdiction other than the State of Texas and, solely with respect to matters of corporate law, the State of Delaware. You should be aware that we are not admitted to practice law in the State of Delaware. Accordingly, any opinion herein as to the laws of the State of Delaware is based solely upon the latest generally available compilation of the statutes and case law of such state.
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Pentegra Dental Group, Inc.
July 30, 1999
Page 2



      We hereby consent to the use of this opinion as an Exhibit to the Registration Statement. In giving this consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.

                                    Very truly yours,


                                    JACKSON WALKER L.L.P.